Exhibit 10.1
THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Third Amendment to Third Amended and Restated Credit Agreement (this “Third Amendment”) is made and entered into as of August 30, 2017 (the “Third Amendment Effective Date”), by and among Neenah Paper, Inc., a Delaware corporation (the “Company”), certain Domestic Subsidiaries of the Company, as borrowers (the “Domestic Borrowers”), Neenah Services GmbH & Co. KG and certain of its Subsidiaries, as borrowers (the “German Borrowers”), the other guarantors party hereto (such guarantors, together with the Domestic Borrowers and the German Borrowers, being collectively referred herein as the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (the “Agent”).
RECITALS:
WHEREAS, the Loan Parties are parties to that certain Third Amended and Restated Credit Agreement, dated as of December 18, 2014 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of July 28, 2016, by that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of December 13, 2016, and as further amended, restated, supplement or modified from time to time, the “Credit Agreement”), by and among the Loan Parties, the financial institutions signatory thereto as lenders (individually, a “Lender” and collectively, the “Lenders”), and the Agent. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement.
WHEREAS, the Loan Parties have requested that the Credit Agreement be amended as hereinafter provided.
WHEREAS, subject to and upon the terms and conditions contained herein, the Lenders have agreed to the Loan Parties’ requests as set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Third Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as of the Third Amendment Effective Date in the manner provided in this Section 1.
1.1Amendments to Definitions.
(a)    The definition of “EBITDA” is hereby amended by deleting clause (f) thereof in its entirety and by substituting the following in lieu thereof:
“(f) any non-recurring fees, cash charges and other cash expenses paid or incurred in connection with any merger, consolidation or acquisition permitted under Section 6.04, in an aggregate amount not to exceed $1,500,000,”

(b)    The definition of “Excluded Assets” is hereby amended by deleting clause (f) thereof in its entirety and by substituting the following in lieu thereof:
“(f) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts), and any Deposit Account of a Foreign Subsidiary that, pursuant to Section 6.18, is not required to be a Controlled Account,”
(c)    The definition of "Inter-Company Loans" is deleted in its entirety and the following substituted in lieu thereof:
“Inter-Company Loans” means collectively, (a) the inter-company loans made from time to time by the Company to NP International Holdco to finance, by means of loans described in clauses (b), (c) and (d), the 2006 Acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the non-acquisition-related activities of NP International HoldCo and any of its direct or indirect subsidiaries from time to time; provided that such inter-company loans are permitted under Section 6.07; (b) advances from time to time under the inter-company revolving line of credit from NP International HoldCo to FinCo, evidenced by the FinCo Note, which line of credit shall be used to provide FinCo with funds to finance, by means of loans described in clause (c), the activities of NP International and any of its direct or indirect subsidiaries, to the extent permitted under this Agreement; (c) the inter-company loans made from time to time by FinCo to NP International to finance the 2006 Acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the activities of NP International and any of its direct or indirect subsidiaries, to the extent permitted under this Agreement; (d) the inter-company loans made from time to time by NP International HoldCo to NP International and/or any of NP International HoldCo’s direct or indirect subsidiaries, to finance the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions by NP International or any of its direct or indirect subsidiaries, and the activities of NP International and any of its subsidiaries, to the extent permitted under this Agreement; (e) inter-company loans made from time to time by NP International to the Company, not to exceed $22,000,000 at any one time outstanding, to finance all or a part of the purchase price for anticipated Acquisitions by the Company (either directly, or indirectly through any Subsidiary that is a Loan Party), to the extent permitted under this Agreement, or for other corporate purposes not prohibited under this Agreement; provided that, in the case of inter-company loans made pursuant to this clause (e), (i) such inter-company loans shall be unsecured Subordinated Indebtedness of the Company and (ii) repayment of such inter-company loans shall be made only to the extent permitted by Section 6.11(f); (f) an unsecured subordinated intercompany loan to be made by NP International to the Company on or about the Effective Date with proceeds from the initial Borrowing under the German Tranche Commitments, not to exceed $50,000,000, to finance the growth of the Domestic Loan Parties’ filtration business, to the extent permitted under this Agreement; (g) any unsecured subordinated inter-company loans made from time to time by a Domestic Loan Party, directly or indirectly, to any German Borrower, in order to enable the German Borrower Excess Utilization of such German Borrower to be eliminated; (h) inter-company loans made from time to time by a German

Borrower to another German Borrower, in order to enable the German Borrower Excess Utilization of the latter German Borrower to be eliminated; (i) inter-company loans under any German cash pooling system operated between some or all of the German Borrowers in the manner as in effect on the date hereof; (j) inter-company loans based on book entries into virtual offset-accounts operated between the German Loan Parties and reflecting transactions between such German Loan Parties, or virtual offset accounts between a German Loan Party and Neenah Gessner Unterstützungskasse GmbH or Leiss-GmbH & Co. KG reflecting transactions not otherwise prohibited hereunder; and (k) unsecured loans existing as of the Third Amendment Effective Date from ASP FiberMark, LLC to Neenah International UK Limited, a company formed under the laws of England and Wales and a Subsidiary of ASP FiberMark, LLC, not to exceed $10,000,000 at any one time outstanding, and any refinancing thereof in an amount not exceeding $10,000,000 at any time outstanding.”
(d)    The definition of “Loan Documents” is hereby amended by inserting the words and punctuation, “the Third Amendment,” immediately after “the Second Amendment,” contained in such definition.
(e)    The definition of “Permitted Offshore Acquisitions” is hereby amended by inserting the words "the Company or" immediately prior to the reference therein to “NP International HoldCo”.
1.2Amendments to Definitions. Section 1.01 of the Credit Agreement is amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“IKB Loan (RTO)” means the loan made or to be made to German Borrower B in the maximum principal amount of €5,000,000 pursuant to a loan agreement to be entered into among German Borrower B, as borrower, German Borrower A, as guarantor, if applicable, and IKB Deutsche Industriebank AG or another German financial institution, as lender.
“Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of August 30, 2017, by and among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders party thereto.”
“Third Amendment Effective Date” means August 30, 2017, being the effective date of the Third Amendment.
1.3Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is amended by deleting clause (o) thereof in its entirety and by substituting the following in lieu thereof, as a new clause (o):
“(o)    Indebtedness now or hereafter owing by the German Loan Parties (i) in connection with the IKB Loan secured by one piece of Equipment (a Meltblown machine including certain supporting Equipment), and (ii) in connection with the IKB Loan (RTO) secured by one piece of Equipment (a regenerative thermal oxidizer including certain supporting Equipment);”
1.4Amendments to Section 6.18 of the Credit Agreement. Section 6.18 of the Credit Agreement is amended by: (i) inserting the phrase, “Subject to the last two sentences of this

Section 6.18,” at the beginning of said Section, immediately preceding clause (a) thereof; (ii) changing “Establish” at the beginning of said clause (a) to read “establish”; and (iii) adding the following sentences at the end of Section 6.18 as follows:
“Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 6.18, (A) any Loan Party that is a Foreign Subsidiary not formed under the laws of Germany and whose primary purpose is to own the Equity Interests of one or more other Foreign Subsidiaries, shall be permitted to establish and maintain a deposit account that is not subject to a Tri-Party Agreement, provided that, the balance on hand at any time in such deposit account does not exceed the sum of (1) €25,000, plus (2) amounts received by such Loan Party from time to time as capital contributions or proceeds of any intercompany Indebtedness permitted under Section 6.01(f) that are held for not more than five (5) Business Days (or such longer period as the Administrative Agent may approve in writing from time to time) pending application to the costs of making any Acquisition permitted under the provisions of Section 6.04, plus (3) amounts received by such Loan Party from time to time as dividends or distributions from any of such Loan Party’s direct or indirect Subsidiaries permitted under Section 6.11, and that are held in such deposit account for not more than five (5) Business Days (or such longer period as the Administrative Agent may approve in writing from time to time) pending application of such amounts to the payment of either (x) principal, interest or other amounts due in respect of intercompany Indebtedness permitted under the provisions of Section 6.01(f), (y) Taxes or (z) dividends or distributions permitted to be paid by such Loan Party to another Loan Party which is the direct parent of such Loan Party; provided that, in the event the amount held in any deposit account referred to in the immediately preceding sentence exceeds the permissible amount, the Loan Party that owns such deposit account shall promptly notify the Administrative Agent thereof and shall cause such account to become subject to a Tri-Party Agreement within thirty (30) days of the occurrence thereof (or within such longer period as the Administrative Agent may approve in writing from time to time); and (B) any Foreign Subsidiary not formed under the laws of Germany that becomes a German Loan Party after the Third Amendment Effective Date shall be permitted to maintain deposit accounts that are not subject to a Tri-Party Agreement for a period of sixty (60) days commencing on the date such Foreign Subsidiary becomes a German Loan Party (or such longer period as the Administrative Agent may approve in writing from time to time); provided that, upon the expiration of such sixty (60) day period (or such longer period as the Administrative Agent may approve in writing from time to time), all deposit accounts maintained and/or thereafter established by such Loan Party must be Controlled Accounts or accounts of the type described in clause (c) of this Section 6.18.”
1.5Amendment to Section 11.14 of the Credit Agreement. Section 11.14(d) of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (iii), replacing the period at the end of clause (iv) with “; or” and adding the following clause (v):
“(v) if such German Loan Party is not organized under the laws of Germany.”
SECTION 2.Conditions Precedent to Third Amendment. This Third Amendment will be effective as of the Third Amendment Effective Date, on the condition that the following conditions precedent will have been satisfied:
2.1Counterparts. The Agent shall have received counterparts of this Third Amendment duly executed by each of the Loan Parties, the Agent, and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

2.2Expenses. To the extent invoiced, the Agent shall have received payment or reimbursement of its out-of-pocket expenses in connection with this Third Amendment and any other out-of-pocket expenses of the Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent.
2.3Other Documents. The Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Agent may reasonably require in connection with this Third Amendment and the transactions contemplated hereby.

SECTION 3.Representations and Warranties. The Loan Parties hereby represent and warrant to the Lenders the following (provided that such representations and warranties of the German Loan Parties shall be limited to the facts and circumstances of the German Loan Parties and their Subsidiaries):
3.1the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Loan Documents;
3.2no Default or Event of Default has occurred and is continuing under the Credit Agreement; and
3.3this Third Amendment has been duly executed and delivered by the Loan Parties, and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.No Waiver. Nothing contained in this Third Amendment shall be construed as a waiver by the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, or of any other contract or instrument between the Loan Parties and any of the Lenders, and the failure of the Lenders at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of the Lenders to thereafter demand strict compliance therewith. The Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Third Amendment and any other contract or instrument between the Loan Parties and the Lenders.

SECTION 5.Survival of Representations and Warranties. All representations and warranties made in this Third Amendment, including any Loan Document furnished in connection with this Third Amendment, shall survive the execution and delivery of this Third Amendment and the other Loan Documents, and no investigation by the Agent or any closing shall affect the representations and warranties or the right of the Agent to rely upon them.

SECTION 6.Expenses. As provided in Section 9.03 of the Credit Agreement and subject to the limitations expressly set forth therein, the Loan Parties hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, and execution of this Third Amendment and all related documents.

SECTION 7.Severability. Any provision of this Third Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.APPLICABLE LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.Successors and Assigns. This Third Amendment is binding upon and shall inure to the benefit of the Credit Parties and the Loan Parties and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent, other than as expressly permitted under the terms of the Credit Agreement.

SECTION 10.Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Third Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.Effect of Consent. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Loan Parties shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 12.Headings. The headings of this Third Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13.Reaffirmation of Loan Documents. This Third Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 14.Loan Document. This Third Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 15.Entire Agreement. THE CREDIT AGREEMENT, THIS THIRD AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS THIRD AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date set forth above.
LOAN PARTIES:

DOMESTIC BORROWERS:
NEENAH PAPER, INC.
NEENAH PAPER MICHIGAN, INC.
NEENAH FILTRATION, LLC
NEENAH TECHNICAL MATERIALS, INC.
NEENAH PAPER FVC, LLC
NEENAH PAPER FR, LLC
NEENAH FMK HOLDINGS, LLC
ASP FIBERMARK, LLC
NEENAH NORTHEAST, LLC
Neenah Filtration Appleton, LLC

By:        /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial
Officer and Treasurer

NPCC HOLDING COMPANY, LLC

By: Neenah Paper, Inc., as its sole member

By:        /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial
Officer and Treasurer

GERMAN BORROWERS:
Neenah Services GmbH & Co. KG

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany
GmbH (general partner)

Neenah Gessner GmbH

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

Neenah GESSNER Grundstücksverwaltungsgesellschaft mbH & Co. KG

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany
GmbH (general partner)

GERMAN GUARANTORS:
Neenah Germany GmbH

By:        /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC

By: Neenah Paper, Inc., as its sole member

By:        /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial
Officer and Treasurer

Neenah Paper International, LLC

By:        /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial
Officer and Treasurer

Neenah Paper International Finance Company B.V.

By:         /s/ Bonnie C. Lind
Name:    Bonnie C. Lind
Title:    Managing Director

By:        /s/ E.T. Veerman
Name:    TMF Netherlands B.V.
Title:    Managing Director B

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and a Domestic Tranche Lender

By:	/s/ Jennifer Heard
Name: Jennifer Heard
Title: Authorized Officer

J.P. MORGAN EUROPE LIMITED, as German Collateral Agent

By:	/s/ Kennedy A. Capin
Name: Kennedy A. Capin
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A. (LONDON BRANCH), as a German Tranche Lender

By:	/s/ Kennedy A. Capin
Name: Kennedy A. Capin
Title: Authorized Officer

BANK OF AMERICA, N.A., as a Domestic Tranche Lender

By:	/s/ Dennis S. Losin
Name: Dennis S. Losin
Title: Senior Vice President

BANK OF AMERICA, N.A., as a German Tranche Lender

By:	/s/ Dennis S. Losin
Name: Dennis S. Losin
Title: Senior Vice President

COMMERZBANK AG, NEW YORK & GRAND CAYMAN BRANCHES, as a Domestic Tranche Lender

By:	/s/ Marie Duflos
Name: Marie Duflos
Title: Director

By:	/s/ Anne Culver
Name: Anne Culver
Title: Vice President

BMO HARRIS BANK, N.A., as a Domestic Tranche Lender

By:	/s/ Jason Hoefler
Name: Jason Hoefler
Title: Managing Director
BMO HARRIS BANK, N.A., as a German Tranche Lender

By:	/s/ Jason Hoefler
Name: Jason Hoefler
Title: Managing Director

GOLDMAN SACHS BANK USA, as a Domestic Tranche Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a German Tranche Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory